Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm





Iconix Brand Group, Inc.

New York, New York



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-96985, 333-116716 and 333-120581) and on Form
S-8 (Nos. 333-27655,  333-49178,  333-68906, 333-75658 and 333-127416) of Iconix
Brand Group, Inc. of our report dated October 7, 2005, relating to the consolidated financial statements of JBC Holdings, LLC and Subsidiaries for the years ended December 31, 2004 and 2003, included in the Current Report on Form 8-K/A of Iconix Brand Group, Inc. for the event dated July 22, 2005.



/s/ BDO Seidman, LLP



BDO Seidman, LLP
New York, New York

October 7, 2005